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                                                                      EXHIBIT 21

                LIST OF REGISTRANT'S SUBSIDIARIES AND AFFILIATES

1.    Advanced Component Systems LLC, a Michigan Limited Liability
      Company.

2.    D&L Framing, LLC, a Nevada Limited Liability Company (50% owned).

3. D&R Framing Contractors, L.L.C., a Michigan Limited Liability Company (50% owned).

4.    Euro-Pacific Building Materials, Inc., an Oregon Corporation.

5.    Indianapolis Real Estate, L.L.C., a Michigan Limited Liability
      Company.

6. Norpac Construction, L.L.C., a Nevada Limited Liability Company (75% owned).

7. Pinelli Universal, S. de R.L. de C.V., a Mexican Corporation (50% owned).

8. Shawnlee Construction LLC, a Michigan Limited Liability Company (50% owned).

9.    Treating Services of Minnesota, LLC, a Michigan Limited Liability
      Company.

10.   Tresstar, LLC, a Michigan Limited Liability Company.

11.   UFP Framing LLC, a Michigan Limited Liability Company.

12.   UFP Framing of Florida, LLC, a Michigan Limited Liability Company.

13. UFP Insurance Ltd., an exempted company organized under the laws of Bermuda.

14.   UFP Real Estate, Inc., a Michigan Corporation.

15.   UFP Transportation, Inc., a Michigan Corporation.

16.   UFP Ventures, Inc., a Michigan Corporation.

17.   UFP Ventures II, Inc., a Michigan Corporation.

18.   Universal Forest Products Canada Limited Partnership.

19.   Universal Forest Products Eastern Division, Inc., a Michigan
      Corporation.

20.   Universal Forest Products Foundation, a Michigan Nonprofit
      Corporation.

21.   Universal Forest Products Holding Company, Inc., a Michigan
      Corporation.

22. Universal Forest Products Mexico Holdings, S. de R.L. de C.V., a Mexican Corporation.

23.   Universal Forest Products Nova Scotia ULC, a Canadian Corporation.

24.   Universal Forest Products of Canada, Inc., a Canadian Corporation.

25. Universal Forest Products of Modesto L.L.C., a Michigan Limited Liability Company.

26.   Universal Forest Products Reclamation Center, Inc., a Michigan
      Corporation.

27.   Universal Forest Products RMS, LLC, a Michigan Limited Liability
      Company.

28.   Universal Forest Products Shoffner LLC, a Michigan Limited Liability
      Company.

29.   Universal Forest Products Texas Limited Partnership.

30.   Universal Forest Products Western Division, Inc., a Michigan
      Corporation.

31.   Universal Truss, Inc., a Michigan Corporation.

32.   Western Building Professionals, LLC, a Michigan Limited Liability
      Company.

33.   Western Building Professionals of California, Inc., a Michigan
      Corporation.

34.   Western Building Professionals of California II Limited Partnership.